Q2 FY20 Earnings Release	Page 1 of 4

For more information contact:

Investor Relations
Suzanne DuLong
(206) 272-7049
s.dulong@f5.com

Public Relations
Nathan Misner
(206) 272-7494
n.misner@f5.com

F5 Delivers 7% Revenue Growth in Second Quarter Fiscal Year 2020
Generates Second Quarter GAAP EPS of $1.00 and non-GAAP EPS of $2.23 per diluted share
SEATTLE, WA - April 27, 2020 - F5 Networks, Inc. (NASDAQ: FFIV) today announced financial results for its fiscal second quarter ended March 31, 2020.
“During our second quarter, we saw continued rapid acceptance of our software and subscription-based offerings as enterprises and service provider customers worldwide look to F5 to ensure consistent application access, delivery and security,” said François Locoh-Donou, CEO and President of F5. “In the last month of the quarter, we also saw increased demand for capacity as customers looked to quickly and, in some cases, massively scale remote access capabilities to keep their employees safe and their businesses running.”
“As a result of transforming F5 to a more software-driven business, we have built greater resiliency into our business model,” continued Locoh-Donou. “With 65% recurring revenue, $182 million in cash flow from operations and cash and investments totaling $1 billion at the end of our second quarter, we can weather the economic uncertainty resulting from the COVID-19 pandemic and we are confident our multi-cloud vision, our investments, and our innovation are well aligned with both near- and longer-term customer demand.”
Second Quarter Performance Summary
Following its acquisition of Shape Security, to provide transparency to what F5 management believes reflects its ongoing business results, F5 is reporting both GAAP and non-GAAP revenue. Non-GAAP revenue excludes the impact of the purchase accounting write-down on Shape’s assumed deferred revenue. F5 expects purchase accounting will impact Shape-related recognized revenue on a GAAP-basis principally over the four quarters following the transaction close in January 2020.
GAAP revenue of $583.4 million for the second quarter of fiscal year 2020 reflects 7% growth from $544.9 million in the second quarter of fiscal year 2019.
Non-GAAP revenue for the second quarter of fiscal year 2020 was $585.6 million, reflecting 7% growth in total revenue and 96% growth in software revenue in the year ago period.
GAAP net income for the second quarter of fiscal year 2020 was $61.4 million, or $1.00 per diluted share compared to second quarter fiscal year 2019 GAAP net income of $116.1 million, or $1.93 per diluted share.
Non-GAAP net income for the second quarter of fiscal year 2020 was $135.9 million, or $2.23 per diluted share, compared to $154.4 million, or $2.57 per diluted share, in the second quarter of fiscal year 2019. Non-GAAP net income for the second quarter of fiscal year 2020 excludes $51.2 million in stock-based compensation, $23.5 million in acquisition-related charges, $8.6 million in amortization of purchased intangible assets, and $1.3 million in facility-exit costs.

Q2 FY20 Earnings Release	Page 2 of 4

A reconciliation of revenue, net income, earnings per share, and other measures on a GAAP to non-GAAP basis is included in the attached Condensed Consolidated Income Statements. Additional information about non-GAAP financial information is included in this release.
Business Outlook
For the third quarter of fiscal year 2020 ending June 30, 2020, F5 expects to deliver both GAAP and non-GAAP revenue in the range of $555 million to $585 million with non-GAAP earnings in the range of $1.91 to $2.13 per diluted share.
All forward-looking non-GAAP measures included in the outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations, including the impact of income tax reform, non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP earnings guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
Live Webcast and Conference Call
F5 will host a live webcast and conference call to review its financial results and outlook today, April 27, 2020, at 4:30 pm ET. The live webcast can be accessed from the investor relations portion of F5.com. To participate in the live call via telephone in the U.S., dial 866-209-3822 and request the F5 call. Outside the U.S., dial +1-647-689-5683. Please call 5 minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5’s website.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5's business, future financial performance, projected and target revenue and earnings ranges, income, earnings per share, share amounts and share price assumptions, share repurchases, demand for application delivery networking, application delivery services, security, and software products, expectations regarding future services and products, expectations regarding future customers, markets and the benefits of products, and other statements that are not historical facts and which are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the impact of the COVID-19 global pandemic, customer acceptance of our new security, application delivery, optimization, and software and SaaS offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; F5 may not realize the financial and strategic goals that are contemplated through its acquisitions and F5 may not successfully operate and integrate newly-acquired businesses appropriately; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; natural catastrophic events; F5's ability to sustain, develop and effectively utilize distribution relationships; F5's ability to attract, train and retain qualified product

Q2 FY20 Earnings Release	Page 3 of 4

development, marketing, sales, professional services and customer support personnel; F5's ability to expand in international markets; the unpredictability of F5's sales cycle; F5’s share repurchase program; future prices of F5's common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets, acquisition-related charges, net of taxes, restructuring charges, facility-exit costs, significant litigation and other contingencies and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:
Acquisition-related write-downs of assumed deferred revenue. Included in its GAAP financial statements, F5 records acquisition-related write-downs of assumed deferred revenue to fair value, which results in lower recognized revenue over the term of the contract. F5 includes revenue associated with acquisition-related write-downs of assumed deferred revenue in its non-GAAP financial measures as management believes it provides a more accurate depiction of revenue arising from our strategic acquisitions.
Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock and employee stock purchases through the company’s ESPP. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the company’s core business and to facilitate comparison of the company’s results to those of peer companies.
Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.
Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility lease commitments. F5 excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.
Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Management does not believe these charges accurately reflect the performance of the company’s ongoing operations, therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.

Q2 FY20 Earnings Release	Page 4 of 4

Facility-exit costs. In fiscal year 2019, F5 relocated its headquarters in Seattle, Washington and recorded charges in connection with this facility exit as well as other non-recurring lease activity. These charges are not representative of ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and is used by management in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.
For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Condensed Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5 (NASDAQ: FFIV) powers applications from development through their entire lifecycle, across any multi-cloud environment, so our customers-enterprise businesses, service providers, governments, and consumer brands-can deliver differentiated, high-performing, and secure digital experiences. For more information, go to f5.com. You can also follow @f5networks on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies.
F5 is a trademark or service mark of F5 Networks, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.
Source: F5 Networks

F5 Networks, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 31,	September 30,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$572,888	$599,219
Short-term investments	248,257	373,063
Accounts receivable, net of allowances of $3,305 and $3,259	338,655	322,029
Inventories	30,942	34,401
Other current assets	217,989	182,874
Total current assets	1,408,731	1,511,586
Property and equipment, net	232,006	223,426
Operating lease right-of-use assets	327,436	—
Long-term investments	204,969	358,402
Deferred tax assets	47,230	27,701
Goodwill	1,864,991	1,065,379
Other assets, net	355,614	203,781
Total assets	$4,440,977	$3,390,275
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$56,200	$62,627
Accrued liabilities	286,902	235,869
Deferred revenue	889,629	807,030
Current portion of long-term debt	19,275	—
Total current liabilities	1,252,006	1,105,526
Deferred tax liabilities	221	313
Deferred revenue, long-term	391,475	391,086
Operating lease liabilities, long-term	357,645	—
Long-term debt	378,685	—
Other long-term liabilities	62,751	131,853
Total long-term liabilities	1,190,777	523,252
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 60,629 and 60,367 shares issued and outstanding	223,101	142,597
Accumulated other comprehensive loss	(22,903)	(19,190)
Retained earnings	1,797,996	1,638,090
Total shareholders’ equity	1,998,194	1,761,497
Total liabilities and shareholders’ equity	$4,440,977	$3,390,275

F5 Networks, Inc.
Condensed Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Net revenues
Products (1)	$259,538	$237,859	$494,074	$471,736
Services	323,911	307,036	658,680	616,929
Total	583,449	544,895	1,152,754	1,088,665
Cost of net revenues (2)(3)(4)(5)
Products	53,086	43,547	95,204	85,957
Services	48,152	44,631	94,676	88,935
Total	101,238	88,178	189,880	174,892
Gross profit	482,211	456,717	962,874	913,773
Operating expenses (2)(3)(4)(5)
Sales and marketing	215,472	170,954	410,991	335,213
Research and development	109,028	96,314	205,033	188,352
General and administrative	74,013	46,656	133,017	89,199
Restructuring charges	—	—	7,800	—
Total	398,513	313,924	756,841	612,764
Income from operations	83,698	142,793	206,033	301,009
Other (loss) income, net	(141)	7,434	5,079	14,529
Income before income taxes	83,557	150,227	211,112	315,538
Provision for income taxes	22,178	34,140	51,206	68,546
Net income	$61,379	$116,087	$159,906	$246,992

Net income per share — basic	$1.01	$1.94	$2.63	$4.12
Weighted average shares — basic	60,869	59,686	60,758	59,954

Net income per share — diluted	$1.00	$1.93	$2.62	$4.09
Weighted average shares — diluted	61,084	60,029	61,017	60,374

Non-GAAP Financial Measures
Net income as reported	$61,379	$116,087	$159,906	$246,992
Acquisition-related write-downs of assumed deferred revenue	2,191	—	2,191	—
Stock-based compensation expense	51,222	39,494	98,883	78,183
Amortization of purchased intangible assets	8,620	1,774	13,208	3,548
Facility-exit costs	1,254	2,592	3,011	5,048
Acquisition-related charges	23,453	3,530	31,719	3,530
Restructuring charges	—	—	7,800	—
Tax effects related to above items	(12,172)	(9,036)	(25,406)	(19,322)
Net income excluding acquisition-related write-downs of assumed deferred revenue, stock-based compensation expense, amortization of purchased intangible assets, facility-exit costs, acquisition-related charges, restructuring charges and non-recurring tax expenses and benefits (non-GAAP) - diluted	$135,947	$154,441	$291,312	$317,979

Net income per share excluding acquisition-related write-downs of assumed deferred revenue, stock-based compensation expense, amortization of purchased intangible assets, facility-exit costs, acquisition-related charges, restructuring charges and non-recurring tax expenses and benefits (non-GAAP) - diluted	$2.23	$2.57	$4.77	$5.27

Weighted average shares - diluted	61,084	60,029	61,017	60,374

(1) GAAP net product revenues	$259,538	$237,859	$494,074	$471,736
Acquisition-related write-downs of assumed deferred revenue	2,191	—	2,191	—
Non-GAAP net product revenues	261,729	237,859	496,265	471,736
GAAP net service revenues	323,911	307,036	658,680	616,929
Acquisition-related write-downs of assumed deferred revenue	—	—	—	—
Non-GAAP net service revenues	323,911	307,036	658,680	616,929
Total non-GAAP net revenues	$585,640	$544,895	$1,154,945	$1,088,665

(2) Includes stock-based compensation expense as follows:
Cost of net revenues	$6,434	$4,946	$11,923	$10,034
Sales and marketing	22,638	16,359	44,404	31,878
Research and development	12,557	10,269	23,759	20,561
General and administrative	9,593	7,920	18,797	15,710
	$51,222	$39,494	$98,883	$78,183

(3) Includes amortization of purchased intangible assets as follows:
Cost of net revenues	$5,953	$1,043	$9,050	$2,086
Sales and marketing	2,153	206	3,114	412
General and administrative	514	525	1,044	1,050
	$8,620	$1,774	$13,208	$3,548

(4) Includes facility-exit costs as follows:
Cost of net revenues	$180	$345	$501	$688
Sales and marketing	391	743	1,077	1,611
Research and development	408	1,066	1,153	1,986
General and administrative	275	438	280	763
	$1,254	$2,592	$3,011	$5,048

(5) Includes acquisition-related charges as follows:
Cost of net revenues	$13	$—	$13	$—
Sales and marketing	3,364	—	3,773	—
Research and development	746	—	780	—
General and administrative	19,330	3,530	27,153	3,530
	$23,453	$3,530	$31,719	$3,530

F5 Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six Months Ended
	March 31,
	2020	2019
Operating activities
Net income	$159,906	$246,992
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	98,447	78,183
Depreciation and amortization	43,112	28,246
Non-cash operating lease costs	18,970	—
Other	54	(43)
Deferred income taxes	5,353	3,606
Changes in operating assets and liabilities (excluding effects of the acquisition of businesses):
Accounts receivable	4,317	(24,419)
Inventories	3,459	(2,895)
Other current assets	(19,603)	(35,735)
Other assets	(4,298)	2,683
Accounts payable and accrued liabilities	(1,936)	16,746
Deferred revenue	43,987	78,046
Lease liabilities	(25,948)	—
Net cash provided by operating activities	325,820	391,410
Investing activities
Purchases of investments	(195,123)	(211,087)
Maturities of investments	237,892	351,600
Sales of investments	232,255	2,499
Acquisition of businesses, net of cash acquired	(955,574)	—
Purchases of property and equipment	(35,463)	(50,056)
Net cash (used in) provided by investing activities	(716,013)	92,956
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	21,443	18,900
Repurchase of common stock	(50,009)	(201,045)
Proceeds from term debt agreement	400,000	—
Payments for debt issuance costs	(3,040)	—
Net cash provided by (used in) financing activities	368,394	(182,145)
Net (decrease) increase in cash, cash equivalents and restricted cash	(21,799)	302,221
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,090)	(265)
Cash, cash equivalents and restricted cash, beginning of period	602,254	425,894
Cash, cash equivalents and restricted cash, end of period	$579,365	$727,850
Supplemental disclosures of cash flow information
Cash paid for amounts included in the measurement of lease liabilities	$30,067	$—
Cash paid for interest on long-term debt	$2,089	$—
Supplemental disclosures of non-cash activities
Right-of-use assets obtained in exchange for lease obligations	$399,203	$—
Capitalized leasehold improvements paid directly by landlord	$—	$28,814